                                                                    EXHIBIT 99.1


                      NOVALIS CORPORATION AND SUBSIDIARIES

                              FINANCIAL STATEMENTS
                     (AND REPORT OF INDEPENDENT ACCOUNTANTS)

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

INDEX

                                                                          Page
                                                                          ----
REPORT OF INDEPENDENT ACCOUNTANTS                                            1

   Consolidated Balance Sheets                                               2

   Consolidated Statements of Operations                                     3

   Consolidated Statements of Stockholders' Equity (Deficit)                 4

   Consolidated Statements of Cash Flows                                     5

   Notes to Consolidated Financial Statements                             6-14

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Novalis Corporation and Subsidiaries

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of Novalis Corporation and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As more fully described in Note 15, on November 29, 1999, the Trizetto Group, Inc., acquired all of the outstanding capital stock of the Company.



PricewaterhouseCoopers LLP



March 18, 1999, except for Note 15,
   as to which the date is November 29, 1999

NOVALIS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
As of December 31, 1998 and 1997
and September 30, 1999 (unaudited)

                                                                                        December 31,
                                                                               ------------------------------      September 30,
                            ASSETS                                                 1998              1997              1999
                                                                               ------------      ------------      -------------
                                                                                                                    (unaudited)
CURRENT ASSETS:
    Cash and cash equivalents                                                  $    950,000      $  2,343,000      $  1,601,000
    Accounts receivable, less allowance for doubtful accounts
      of $0 in 1998 and $27,000 in 1997                                           1,667,000         3,260,000         1,479,000
    Prepaid expenses and other current assets                                       401,000           339,000           390,000
                                                                               ------------      ------------      ------------
        Total current assets                                                      3,018,000         5,942,000         3,470,000
                                                                               ------------      ------------      ------------

Investment in PHN                                                                         -           964,000                 0
Property and equipment, net                                                       1,669,000         1,722,000         1,915,000
Capital leases, net                                                               1,081,000           550,000           595,000
Intangible assets, net                                                                    -           221,000                 -
                                                                               ------------      ------------      ------------
        Total assets                                                           $  5,768,000      $  9,399,000      $  5,980,000
                                                                               ============      ============      ============

        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts payable                                                           $    555,000      $  1,060,000      $    548,000
    Accrued expenses                                                                507,000           556,000           607,000
    Deferred revenue                                                                      -           474,000                 -
    Obligations under capital leases                                                468,000           252,000           286,000
    State taxes payable                                                              22,000            12,000            13,000
                                                                               ------------      ------------      ------------
        Total current liabilities                                                 1,552,000         2,354,000         1,454,000

Obligations under capital leases                                                    304,000           109,000           139,000
Notes payable, related parties                                                    6,682,000         6,167,000         9,211,000
                                                                               ------------      ------------      ------------

        Total liabilities                                                         8,538,000         8,630,000        10,804,000
                                                                               ------------      ------------      ------------

STOCKHOLDERS' EQUITY (DEFICIT):
    Series A convertible preferred stock $1.00 par value; 1,186,559 shares authorized, issued and outstanding,
      liquidation preference $10 per share                                        1,187,000         1,187,000         1,187,000
    Series B noncumulative convertible preferred stock, $1.00
       par value; 235,000 shares authorized, issued and
       outstanding, liquidation preference $20 per share                            235,000           235,000           235,000
    Common stock, $.01 par value; 16,000,000 shares
      authorized; 938,519 shares issued and outstanding                               9,000             9,000             9,000

    Paid-in capital                                                              15,322,000        15,322,000        15,322,000
    Accumulated deficit                                                         (19,523,000)      (15,984,000)      (21,577,000)
                                                                               ------------      ------------      ------------
                                                                                 (2,770,000)          769,000        (4,824,000)
                                                                               ------------      ------------      ------------
        Total liabilities and stockholders' equity                             $  5,768,000      $  9,399,000      $  5,980,000
                                                                               ============      ============      ============


The accompanying notes are an integral part of the financial statements.

NOVALIS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 1998 and 1997 and the Nine Months Ended September 30, 1999 (unaudited)

                                                           December 31,
                                                  ------------------------------     September 30,
                                                      1998              1997             1999
                                                  ------------      ------------     -------------
                                                                                      (unaudited)
Revenue                                           $ 21,367,000      $ 19,644,000     $ 15,760,000
                                                  ------------      ------------     ------------

Operating expenses:
    Compensation                                    13,713,000        10,310,000       11,189,000
    Systems consulting                               1,077,000         4,452,000          512,000
    Professional consulting                          1,351,000         1,250,000        1,114,000
    Travel, net of reimbursement                       829,000           526,000          349,000
    Data processing                                  1,749,000         1,186,000        1,452,000
    Other                                            2,367,000         2,144,000        1,523,000
    Depreciation and amortization                    1,731,000         1,070,000        1,208,000
                                                  ------------      ------------     ------------
      Total operating expenses                      22,817,000        20,938,000       17,347,000
                                                  ------------      ------------     ------------

Operating loss                                      (1,450,000)       (1,294,000)      (1,587,000)
                                                  ------------      ------------     ------------

Other income (expense)
    Net loss from unconsolidated subsidiary         (1,745,000)       (2,071,000)         (85,000)
    Reserve for uncollectible note receivable                -        (2,100,000)               -
    Interest income                                    319,000           345,000          245,000
    Interest expense                                  (593,000)         (494,000)        (585,000)
                                                  ------------      ------------     ------------

Loss before income tax expense                      (3,469,000)       (5,614,000)      (2,012,000)

Income tax expense                                      70,000            68,000          (42,000)
                                                  ------------      ------------     ------------

Net loss                                          $ (3,539,000)     $ (5,682,000)    $ (2,054,000)
                                                  ============      ============     ============


The accompanying notes are an integral part of the financial statements.

NOVALIS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
For the Years Ended December 31, 1998 and 1997 and the Nine Months Ended September 30, 1999 (unaudited)


                                       PREFERRED         COMMON         PAID-IN        ACCUMULATED
                                         STOCK            STOCK         CAPITAL          DEFICIT
                                      ------------    ------------    ------------    ------------
Balance, January 1, 1997              $  1,187,000    $      9,000    $ 10,857,000    $ (9,079,000)

Restatement of balance for
   PHN (See note 2)                              -               -               -      (1,223,000)
                                      ------------    ------------    ------------    ------------

Balance, restated, January 1, 1997       1,187,000           9,000      10,857,000     (10,302,000)

Issuance of Series B Preferred Stock       235,000               -       4,465,000               -

Net loss                                         -               -               -      (5,682,000)
                                      ------------    ------------    ------------    ------------

Balance, December 31, 1997               1,422,000           9,000      15,322,000     (15,984,000)

Net loss                                         -               -               -      (3,539,000)
                                      ------------    ------------    ------------    ------------

Balance, December 31, 1998               1,422,000           9,000      15,322,000     (19,523,000)
Net loss                                         -               -               -      (2,054,000)
                                      ------------    ------------    ------------    ------------
Balance, September 30,
 1999 (unaudited)                     $  1,422,000    $      9,000    $ 15,322,000    $(21,577,000)
                                      ============    ============    ============    ============


The accompanying notes are an integral part of the financial statements.

NOVALIS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 1998 and 1997 and for the Nine Months Ended September 30, 1999 (unaudited)

                                                                               December 31,
                                                                      -----------------------------     September 30,
                                                                          1998              1997            1999
                                                                      -----------       -----------     -------------
                                                                                                         (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                          $(3,539,000)      $(5,682,000)    $ (2,054,000)
    Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities:
        Depreciation and amortization
           Property and equipment                                       1,510,000           776,000        1,208,000
           Excess of cost over net assets acquired                        680,000         1,149,000                -
           Other intangible assets                                        221,000           294,000                -
        Loss on disposal of property and equipment                         77,000                 -           (1,000)
        Equity in losses of unconsolidated subsidiary                   1,423,000         1,012,000           85,000
        Provision for uncollectible note receivable                             -         2,100,000                -
        Changes in operating assets and liabilities
           Accounts receivable, net                                     1,593,000          (916,000)         188,000
           Prepaid expenses and other assets                              (62,000)         (173,000)          11,000
           Accounts payable                                              (505,000)          (60,000)          (7,000)
           Accrued expenses                                               466,000           528,000          629,000
           Deferred revenue                                              (474,000)            6,000                -
           Income taxes payable                                            10,000           (14,000)          (9,000)
                                                                      -----------       -----------      -----------
             Net cash provided by (used in) operating activities        1,400,000          (980,000)          50,000
                                                                      -----------       -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Investment in PHN                                                           -        (1,600,000)
    Purchase of property and equipment                                   (897,000)       (1,065,000)        (967,000)
    Issuance of note receivable                                        (1,139,000)                -          (85,000)
                                                                      -----------       -----------      -----------
             Net cash used in investing activities                     (2,036,000)       (2,665,000)      (1,052,000)
                                                                      -----------       -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal payment on capital lease obligation                        (757,000)         (210,000)        (347,000)
    Proceeds from issuance of capital stock                                               4,700,000        2,000,000
                                                                      -----------       -----------      -----------
             Net cash provided by (used in) financing
               activities                                                (757,000)        4,490,000        1,653,000
                                                                      -----------       -----------      -----------

(Decrease) increase in cash and cash equivalents                       (1,393,000)          845,000          651,000

Cash and cash equivalents, beginning of year                            2,343,000         1,498,000          950,000
                                                                      -----------       -----------      -----------

Cash and cash equivalents, end of year                                $   950,000       $ 2,343,000      $1,601,000
                                                                      ===========       ===========      ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the period for:
      Interest                                                        $    50,000       $    16,000      $   56,000
      Income taxes                                                    $    91,000       $    55,000      $   53,000

    Noncash investing and financing activities
      Acquisition of assets through capital leases                    $ 1,168,000       $   391,000      $        -
      Additional investment in PHN and corresponding
         deferred revenue                                                       -           569,000               -


The accompanying notes are an integral part of the financial statements.

NOVALIS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    ORGANIZATION

      Novalis Corporation, incorporated in September 1995, holds all the common stock of Novalis Development & Licensing Corporation (NDLC) (formerly known as Health Networks of America, Inc.), Digital Insurance Systems Corporation (DISCorp), Novalis Development Corporation (NDC) and Novalis Services Corporation (NSC) (collectively referred to as the Company). NSC was incorporated in April 1997 to administer a management and administrative services agreement with an affiliate.


2.    BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

      Basis of presentation:

            The accompanying consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles. The consolidated financial statements include the accounts of Novalis Corporation and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

      Principal business activities:

            The Company is a health information technology company that develops and licenses a comprehensive managed care business model for the managed care industry. It also provides management, administrative and other related support services to the managed care industry.

      Unaudited interim results:

            The accompanying interim consolidated financial statements as of and for the nine months ended September 30, 1999 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position at September 30, 1999 and results of their operations and their cash flows for the nine months ended September 30, 1999.

      Use of estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and cash equivalents:

            For the purpose of the statement of cash flows, the Company defines cash and cash equivalents as cash and investments with original maturities of three months or less.

      Investment in PHN:

            During 1997, the Company increased its ownership in Preferred Health Network of Maryland, Inc. (PHN) from approximately 14% (264,945 shares) to 22% (514,784 shares). The PHN shareholders' agreement restricts transfer of PHN stock under certain terms and conditions. In 1997, the Company also entered into a management and administrative services agreement with PHN (see note 4). Accordingly, the Company changed its method of accounting for its investment in PHN from the cost method to the equity method and retroactively restated its 1997 financial statements. The excess of investment cost over PHN's equity at the time of the respective purchases is being amortized over a two year period and is included in the caption "Investment in PHN". The unamortized portion of the investment at December 31, 1998 and 1997 was $0 and $680,000, respectively. Amortization expense for 1998 and 1997 was $680,000 and $1,149,000, respectively and is included in the caption "net loss from unconsolidated subsidiary".

NOVALIS CORPORATION AND SUBSIDIARIES

2.    BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

      Property and equipment:

            Property and equipment is stated at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets (three to seven years) for financial reporting purposes. When assets are sold, retired, or otherwise disposed of, the applicable costs and accumulated depreciation and amortization are removed from the accounts and the resulting gain or loss is recognized.

      Intangible assets:

            Licenses, goodwill and technology are being amortized over three years, using the straight-line method. The Company continually evaluates the existence of intangible asset impairment on the basis of whether the intangible asset is fully recoverable from projected, undiscounted net cash flows.

      Revenue recognition:

            Program fees - revenue from the license of the "Novalis Program" is recognized on a monthly basis either on a percentage of the client's adjusted gross revenues or on a fee based on the client's member enrollment (as defined by the license agreement).

            Management and administrative services - revenue for management and administrative services, as defined by the client contract, is recognized monthly based on the client's member enrollment.

            Software licenses - revenue from license fees is recognized upon the later of shipment of product or completion of significant obligations to customers, if collectibility of the resulting receivable is probable. Upon the recognition of revenue, all costs associated with insignificant obligations are accrued.

            Maintenance and support services - maintenance revenue is deferred and recognized ratably over the term of the agreement. All maintenance contracts expired on or before December 31, 1998 with the cessation of DISCorp (see Note 14). Revenue from support services is recognized as the related services are performed.

      Research and development:

            Research and development costs (R&D) are expensed as incurred. During the years ended December 31, 1998 and 1997, the Company incurred approximately $2.8 million and $5.4 million of research and development costs. These expenses are included in compensation and systems consulting expenses in the consolidated statements of operations.

      Income taxes:

            The Company accounts for income taxes according to Financial Accounting Statement No. 109 (FAS 109). This Statement requires the use of the asset and liability method of accounting for income taxes. Under this method, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years for the differences between the financial statement and tax basis of existing assets and liabilities.

NOVALIS CORPORATION AND SUBSIDIARIES

3.    NOTE RECEIVABLE

      The Company has a note agreement with a client in which it advanced $2.1 million to be used by the client to invest in a newly formed subsidiary. Due to the continued net losses of the client and its' subsidiary, the Company recorded a reserve for the entire principal amount of the loan receivable in 1997. Principal on the note is due July 30, 2001. On November 29, 1999, the maturity date of the Note was extended to December 31, 2004. Interest, which is at prime plus 1%, is payable to the Company monthly. Interest income earned in 1998 and 1997 was $196,000 and $198,000, respectively.

4.    INVESTMENT IN PHN

      Condensed financial information of PHN for the years ended December 31, 1998 and 1997 is as follows:

                                                            1998               1997
                                                        -----------        -----------
      Revenues                                          $87,600,000        $87,942,000
                                                        ===========        ===========
      Net loss                                          $ 3,302,000        $ 5,299,000
                                                        ===========        ===========

      Current assets                                    $21,262,000        $18,747,000
      Other assets                                          343,000            395,000
                                                        -----------        -----------

      Total assets                                      $21,605,000        $19,142,000
                                                        ===========        ===========

      Current liabilities                               $19,068,000        $17,885,000
      Long-term liabilities                               4,000,000                  -
      Shareholders' equity (deficit)                     (1,463,000)         1,257,000
                                                        -----------        -----------

      Total liabilities and shareholders' equity        $21,605,000        $19,142,000
                                                        ===========        ===========

In March 1997, the Company entered into a management and administrative services agreement with PHN whereby primarily all of the employees of PHN became employees of the Company. The Company receives a monthly management fee based on a per member per month amount for providing to PHN all management, administrative and information system services not specifically excluded per the agreement. The agreement is in effect through December 31, 2001 and shall renew automatically for one year periods until otherwise terminated. Company revenue generated under this agreement in 1998 and 1997 approximated $8,000,000 and $6,300,000, respectively.

Under a separate agreement with PHN which expired March 1, 1997, the Company generated revenue of approximately $260,000 for performing service bureau type services for the period January 1, 1997 through February 28, 1997.

In March 1997, the Company acquired an additional 184,242 shares of PHN stock for $1,600,000.

NOVALIS CORPORATION AND SUBSIDIARIES

4.    INVESTMENT IN PHN (CONTINUED)

      In June 1997, the Company and certain shareholders of PHN guaranteed a letter of credit obtained from a bank by PHN. The letter of credit supports a surplus note arrangement between PHN and PHN's subsidiary. The surplus note arrangement is required to maintain the minimum statutory surplus of PHN's subsidiary as set forth by the State of Maryland Insurance Administration. The Company's portion of the guaranteed letter of credit was approximately $1,139,000. For entering into the guarantee arrangement with PHN, PHN issued 65,597 shares of its common stock to the Company at no cost, which had a fair value of $8.68 per share ($569,000). This transaction resulted in an increase in Novalis' investment in PHN and a corresponding increase in deferred revenue.

      In December 1998, the Company and certain shareholders of PHN loaned PHN the aggregate amount of $4,000,000 in lieu of PHN calling the guarantee of the letter of credit. The principal amount of the Company's promissory note is approximately $1,139,000. The note bears interest at 3% and is payable quarterly. The principal amount may only be repaid to the extent that funds are available in excess of the required surplus of PHN's subsidiary as determined by its board of directors and as permitted under the State of Maryland insurance laws. In addition, under a Surplus Maintenance Agreement, Novalis and certain other shareholders of PHN have agreed to make additional loans to PHN in the aggregate amount of $1,600,000, (bearing interest at 3% per annum) of which Novalis has committed to approximately $455,000. Such funding will be required in the event PHN is unable to meet the State of Maryland statutory surplus requirements in 1999 or 2000.

      The caption "net loss from unconsolidated subsidiary" includes the Company's equity interest losses in PHN of $1,423,000 and $1,012,000 and related goodwill amortization of $322,000, and $1,059,000, for years ended December 31, 1998 and 1997, respectively.

      The Company's "Investment in PHN" which includes the original investment, its excess of investment cost over PHN's equity, deferred revenue (referred to above) and loan receivable has been written off in full.

5.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following:

                                                   1998              1997
                                               -----------       -----------
Purchased computer software                    $   562,000       $   601,000
Office equipment and hardware                    2,676,000         2,409,000
Leasehold improvements                              28,000                 -
Accumulated depreciation and amortization       (1,597,000)       (1,288,000)
                                               -----------       -----------

                                               $ 1,669,000       $ 1,722,000
                                               ===========       ===========

Depreciation and amortization expense for 1998 and 1997 was $872,000 and $638,000.

NOVALIS CORPORATION AND SUBSIDIARIES

5.    PROPERTY AND EQUIPMENT, CONTINUED

      Assets acquired through capital leases during 1998 and 1997 consist of:

                                                   1998               1997
                                                ----------          --------
      Capital lease                             $1,904,000          $735,000
      Accumulated amortization                    (823,000)         (185,000)
                                                ----------          --------

                                                $1,081,000          $550,000
                                                ==========          ========

      Amortization expense for 1998 and 1997 was $638,000 and $138,000.


6.    INTANGIBLE ASSETS

      Intangible assets consist of the following:

                                                    1998              1997
                                                 ---------         ---------
      Goodwill                                   $ 709,000         $ 709,000
      Licenses and completed technology            174,000           174,000
      Accumulated amortization                    (883,000)         (662,000)
                                                 ---------         ---------
                                                 $       -         $ 221,000
                                                 =========         =========

      Amortization expense for 1998 and 1997 was $221,000 and $294,000.


7.    RELATED PARTIES

      Notes payable:

            Under a Capital Stock and Note Purchase Agreement dated as of October 4, 1995, the Company issued promissory notes (the Notes) in the aggregate principal amount of $5,298,000 to certain holders of Series A Convertible Preferred Stock. Interest in the amount of $393,000 accrued through December 31, 1996 was converted to principal on January 1, 1997. The principal amount of the Notes and interest accrued thereon are payable on terms set forth in such Agreement and Notes. Generally, the Notes accrue interest at 8% per annum. Interest is payable quarterly in arrears until final maturity, beginning January 1, 2000. The unpaid principal balance is payable on January 2, 2000. Such maturity date is extendible at the option of the holders of the Notes for one-year terms but to a date no later than January 2, 2001. At December 31, 1998 and 1997, accrued interest of $991,000 and $476,000 is included in the caption "Notes payable -- related parties" (see Note 15). The Company incurred related party interest expense of $515,000 and $476,000 during the years ended December 31, 1998 and 1997, respectively.

      Other:

            Certain officers of the Company are on the Boards of Directors of various clients.

NOVALIS CORPORATION AND SUBSIDIARIES

8.    STOCKHOLDERS' EQUITY

      The Company is authorized to issue 2,000,000 shares of Preferred Stock (par value $1.00) of which 1,186,559 of authorized shares have been designated as Series A Convertible Preferred Stock (Series A Stock). This preferred stock is noncumulative. The Series A Stock is convertible into common stock at an initial conversion ratio of 10 shares of common stock for each share of Series A Stock. The holders of Series A Stock have the right to vote on an as converted basis together with the holders of common stock and have the right to vote separately as a class on certain matters. Furthermore, Series A stockholders shall receive a $10 per share liquidation preference upon liquidation, dissolution or winding up of the Company.

      In February 1997, the Company sold 235,000 shares of Company Series B Convertible Preferred Stock (Series B Stock) for $4,700,000. The Series B Stock (par value $1.00) is convertible into common stock at an initial conversion ratio of 10 shares of common stock for each share of Series B Stock. The Series B Stock has a liquidation preference of $20 per share.

      The remaining 578,441 of authorized preferred stock shares are undesignated and unissued (see Note 15).

9.    INCOME TAXES

      Current income tax expense was $70,000 and $68,000 in 1998 and 1997, respectively. There was no deferred tax expense in either year. The difference between the Company's effective tax rate and the federal statutory rate is primarily attributable to the change in the valuation allowance.

      The significant components of deferred tax assets (liabilities) are as follows:

                                                         1998             1997
                                                     -----------      -----------
      Note receivable                                $   840,000      $   840,000
      Investments                                        740,000          264,000
      Intangibles                                              -          (17,000)
      Property and equipment                              40,000            7,000
      Other                                              (70,000)         259,000
      Net operating loss carryovers                    2,990,000        2,208,000
      Research and development credit carryovers         498,000          364,000
                                                     -----------      -----------
            Net deferred tax assets                    5,038,000        3,925,000
            Valuation allowance                       (5,038,000)      (3,925,000)
                                                     -----------      -----------

                                                     $         -      $         -
                                                     ===========      ===========

The Company has recorded a full valuation allowance against its net deferred tax assets totaling $5,038,000 at December 31, 1998. The valuation allowance increased approximately $1,113,000 from December 31, 1997. The valuation allowance was established because, based upon the information available at December 31, 1998, it is more likely than not that the Company's net deferred tax assets will not be realized in the future.

NOVALIS CORPORATION AND SUBSIDIARIES

9.    INCOME TAXES, CONTINUED

      The Company has available as of December 31, 1998, approximately $7,475,000 of net operating loss carryforwards which begin to expire in 2010 and approximately $498,000 of research and development credits which begin to expire in 2011. The use of the operating loss carryforwards and research and development credits may be limited on an annual basis, pursuant to the Internal Revenue Code, due to changes in ownership (see
      Note 15).


10.   LEASE AGREEMENTS

      The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1998:

      YEARS ENDING
      DECEMBER 31,
      ------------
          1999                                               $599,000
          2000                                                587,000
          2001                                                451,000
          2002                                                150,000
          2003                                                      0

      Total rent expense for 1998 and 1997 was approximately $453,000 and $390,000.

      The following is a schedule by years of future minimum payments (exclusive of interest) required under capital leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1998:


      YEARS ENDING
      DECEMBER 31,
      ------------
          1999                                               $468,000
          2000                                                268,000
          2001                                                 36,000

11.   SAVINGS AND INVESTMENT PLANS

      The Company has savings and investment plans which cover substantially all employees who have met certain service requirements. Employees may contribute up to 16% of their annual salary (up to the maximum established by the IRS each year) to the plan. The Company contributes 50% of the first 6% contributed by each employee to the plan. The Company made contributions of approximately $249,000 and $181,000 during 1998 and 1997.

NOVALIS CORPORATION AND SUBSIDIARIES

12.   STOCK OPTIONS

      On November 21, 1995, the Board of Directors approved the 1995 Stock Option Plan (the Plan). Under the Plan and related incentive stock option agreements, options have been granted to purchase shares of common stock of the Company with an exercise price not less than the fair value of a share of such common stock at the date of the grant (as determined by the Board of Directors) and vest over a three-year period.

      During the years ended December 31, 1998 and 1997, the Company granted options (with an exercise price equal to fair value as determined by management and approved by the Board of Directors) to various employees to purchase 402,650 and 137,600 shares of Company common stock, respectively. During 1998 and 1997, options to acquire 68,650 and 81,900 shares, respectively, were forfeited. At December 31, 1997, options to acquire 394,400 shares were outstanding, of which 178,267 shares were exercisable. At December 31, 1998, options to acquire 728,400 shares were outstanding, of which 309,250 were exercisable (see Note 15).

      The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for the stock option plans. Accordingly, no compensation cost has been recognized in the accompanying consolidated statements of operations. The pro forma disclosure information required by Statement of Financial Accounting standards No. 123 "Accounting for Stock-Based Compensation" has not been presented since it is immaterial to the consolidated financial statements taken as a whole and as a result of the stock purchase agreement (see Note
      15) all options have been subsequently cancelled.

13.   CONCENTRATION OF CREDIT RISK

      Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables.

      The Company maintains its cash accounts in commercial banks. Accounts at each bank are guaranteed by the Federal Deposit Insurance Corporation
      (FDIC) up to $100,000. At December 31, 1998, the Company had approximately $706,000 in banks in excess of insured limits. The Company mitigates its credit risk by reviewing the creditworthiness of the financial institutions with which they do business.

      During the years ended December 31, 1998 and 1997, two customers represented 38% and 10% of total revenue (or 48% in the aggregate) and 3 customers represented 34%, 11% and 11% of total revenues (or 56% in the aggregate).

      Revenue contracts with two customers expired as of the end of 1998 and were not renewed. Revenue in the aggregate related to these contracts in 1998 and 1997 was approximately $3,500,000 each year.

      With respect to trade receivables, the Company's customers are primarily concentrated in one line of business and are located throughout the United States. The Company establishes allowances for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

NOVALIS CORPORATION AND SUBSIDIARIES

14.   DISCONTINUED OPERATIONS

      Digital Insurance Systems Corporation ceased operations as of December 31, 1998. There is no material impact on consolidated results of operations as a result of this cessation. All assets were liquidated prior to December 31, 1998. Results of operations are as follows:

                                                   1998             1997
                                                ----------       ----------
            Revenues                            $1,871,000       $1,976,000
            Net Income                             195,000          125,000

15.   SUBSEQUENT EVENTS

      On January 19, 1999, the Company was loaned $2,000,000 from certain holders of Series A Convertible Preferred Stock.

      In November 1999, the Board of Directors authorized the issuance of up to 93,000 shares of Series C Preferred Stock, par value $1.00 per share (the "Series C Stock"). The Series C Stock shall have preferred rights to dividends and distributions from Novalis that are senior to the rights of all other classes of stock of Novalis and shall have a preference to the rights of all other classes of stock of Novalis in liquidation.

      On November 29, 1999, just prior to Novalis signing the stock purchase agreement referred to below, the Novalis noteholders exchanged their notes with outstanding principal and accrued interest balances aggregating $9,274,902 for 92,749.03 shares of Series C Stock (see Note 7).

      On November 29, 1999 the Company entered into a Stock Purchase agreement with the TriZetto Group, Inc. (TriZetto) whereby TriZetto acquired all of the outstanding capital stock of Novalis for approximately $5,000,000 in cash and $9,000,000 in Trizetto common stock (see Notes 8 and 9).

      In connection with the Stock Purchase Agreement, all issued and outstanding stock options under the Novalis 1995 Stock Option Plan were cancelled (see Note 12).

                      NOVALIS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 1999 AND DECEMBER 31, 1998


                                                                                September 30,     December 31,
                                                                                    1999              1998
                                                                                -------------     ------------
                           ASSETS

Current assets:
    Cash and cash equivalents                                                   $  1,601,000      $    950,000
    Accounts receivable                                                            1,479,000         1,667,000
    Prepaid expenses and other current assets                                        390,000           401,000
                                                                                ------------      ------------
          Total current assets                                                     3,470,000         3,018,000

Investment in PHN                                                                          0                 0
Property and equipment, net                                                        1,915,000         1,669,000
Capital leases, net                                                                  595,000         1,081,000
                                                                                ------------      ------------

          Total assets                                                          $  5,980,000      $  5,768,000
                                                                                ============      ============

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Accounts payable                                                            $    548,000      $    555,000
    Accrued expenses                                                                 607,000           507,000
    Obligations under capital leases                                                 286,000           468,000
    State taxes payable                                                               13,000            22,000
                                                                                ------------      ------------
          Total current liabilities                                                 1,454,000         1,552,000

Obligations under capital leases                                                     139,000           304,000
Notes payable - related parties                                                    9,211,000         6,682,000
                                                                                ------------      ------------

          Total liabilities                                                       10,804,000         8,538,000
                                                                                ------------      ------------

Stockholders' equity (deficit):
    Series A convertible preferred stock, $1.00 par value;
       1,186,559 shares authorized, issued and outstanding,
       liquidation preference $10 per share                                        1,187,000         1,187,000
    Series B noncumulative convertible preferred stock, $1.00 par value;
       235,000 shares authorized, issued and outstanding,
       liquidation preference $20 per share                                          235,000           235,000
    Common stock, $.01 par value; 16,000,000 shares authorized;
       938,519 shares issued and outstanding                                           9,000             9,000
    Paid-in capital                                                               15,322,000        15,322,000
    Accumulated deficit                                                          (21,577,000)      (19,523,000)
                                                                                ------------      ------------

                                                                                  (4,824,000)       (2,770,000)
                                                                                ------------      ------------

          Total liabilities and stockholders' equity                            $  5,980,000      $  5,768,000
                                                                                ============      ============

                      NOVALIS CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE PERIODS ENDED SEPTEMBER 30, 1999 AND DECEMBER 31, 1998


                                                         September 30,     December 31,
                                                             1999              1998
                                                         -------------     ------------
Revenue                                                  $ 15,760,000      $ 21,367,000
                                                         ------------      ------------

Operating expenses
    Compensation                                           11,189,000        13,713,000
    Systems consulting                                        512,000         1,077,000
    Professional consulting                                 1,114,000         1,351,000
    Travel, net of reimbursement                              349,000           829,000
    Data processing                                         1,452,000         1,749,000
    Other                                                   1,523,000         2,367,000
    Depreciation and amortization                           1,208,000         1,731,000
                                                         ------------      ------------

       Total operating expenses                            17,347,000        22,817,000
                                                         ------------      ------------

Operating loss                                             (1,587,000)       (1,450,000)
                                                         ------------      ------------

Other income (expense)
    Net income (loss) from unconsolidated subsidiary          (85,000)       (1,745,000)
    Interest income                                           245,000           319,000
    Interest expense                                         (585,000)         (593,000)
                                                         ------------      ------------

Loss before income tax expense                             (2,012,000)       (3,469,000)

Income tax (expense) benefit                                  (42,000)          (70,000)
                                                         ------------      ------------

Net loss                                                 $ (2,054,000)     $ (3,539,000)
                                                         ============      ============

                      NOVALIS CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE PERIODS ENDED SEPTEMBER 30, 1999 AND DECEMBER 31, 1998


                                                                         September 30,      December 31,
                                                                            1999               1998
                                                                         ------------       ------------
Cash Flows From Operating Activities:
      Net loss                                                           $(2,054,000)       $(3,539,000)
      Adjustments to reconcile net loss to net cash
         provided by (used in) operating activities:
         Depreciation and amortization:
            Property & equipment                                           1,208,000          1,510,000
            Excess of cost over net assets acquired                                0            680,000
            Other intangible assets                                                0            221,000
         (Gain) loss on disposal of property and equipment                    (1,000)            77,000
         Equity in losses of unconsolidated subsidiary                        85,000          1,423,000
         Changes in operating assets and liabilities:
            Accounts receivable                                              188,000          1,593,000
            Prepaid expenses and other assets                                 11,000            (62,000)
            Accounts payable                                                  (7,000)          (505,000)
            Accrued expenses                                                 629,000            466,000
            Deferred revenue                                                       0           (474,000)
            Income taxes payable                                              (9,000)            10,000
                                                                         -----------        -----------
               Net cash provided by operating activities                      50,000          1,400,000
                                                                         -----------        -----------

Cash Flows From Investing Activities:
      Purchase of property and equipment                                    (967,000)          (897,000)
      Issuance of note receivable                                            (85,000)        (1,139,000)
                                                                         -----------        -----------
               Net cash used in investing activities                      (1,052,000)        (2,036,000)
                                                                         -----------        -----------

Cash Flows From Financing Activities:
      Principal payment on capital lease obligation                         (347,000)          (757,000)
      Proceeds from issuance of indebtedness                               2,000,000                  0
                                                                         -----------        -----------
               Net cash provided by (used in) financing activities         1,653,000           (757,000)
                                                                         -----------        -----------

Increase (decrease) in cash and cash equivalents                             651,000         (1,393,000)

Cash and cash equivalents, beginning of period                               950,000          2,343,000
                                                                         -----------        -----------

Cash and cash equivalents, end of period                                 $ 1,601,000        $   950,000
                                                                         ===========        ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
      Cash paid during the period for:
         Interest                                                        $    56,000        $    50,000
         Income taxes                                                    $    53,000        $    91,000
      Noncash investing and financing activities
         Acquisition of assets through capital leases                    $         0        $ 1,168,000